Exhibit 5.4

Norton Rose Fulbright US LLP
1301 Avenue of the Americas
New York, New York 10019-6022
January 10, 2017	United States

Tel +1 212 318 3000
Fax +1 212 318 3400
nortonrosefulbright.com

Gener8 Maritime, Inc.

299 Park Avenue

New York, New York 10171

Re: Registration Statement on Form S-3
Our Ref. No.: 11507884

Ladies and Gentlemen:

We have acted as Liberian counsel to Gener8 Maritime, Inc., a corporation organized under the laws of the Republic of the Marshall Islands (the “Company”), and each of its wholly owned Liberian subsidiaries listed in Schedule l hereto (the “Liberian Co-Registrants”) in connection with the preparation and filing by the Company and the co-registrants identified therein (including the Liberian Co-Registrants, the “Co-Registrants”) of a shelf Registration Statement on Form S-3 (as it may be amended, the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) relating to the offering from time to time, pursuant to Rule 415 under the Securities Act of 1933, as amended (“the Securities Act”), (a) of (i) debt securities, which may be issued pursuant to an indenture (a form of which is included as Exhibit 4.1 to the Registration Statement, the “Indenture”), as amended or supplemented from time to time, between the Company and the trustee named in the Indenture (the “Debt Securities”), (ii) shares of preferred stock of the Company, par value $0.01 per share (the “Preferred Stock”), (iii) shares of common stock of the Company, par value $0.01 per share (the “Primary Offering Common Stock”), (iv) guarantees of the Debt Securities issued by one or more of the Co-Registrants (the “Guarantees”), (v) rights to purchase securities of the Company registered pursuant to the Registration Statement (“Rights”), (vi) warrants to purchase the securities of the Company (the “Warrants”), (vii) units issued by the Company comprised of securities referred to in clauses (i) through (vi), (viii) and (ix) (the “Units”), (viii) depositary shares representing a fractional share or multiple shares of preferred stock and evidenced by depositary receipts (the “Depositary Shares”) and (ix) purchase contracts for the purchase and sale of securities (the “Purchase Contracts”), and (b) of shares of common stock of the Company, par value $0.01 per share (the “Secondary Offering Common Stock”) which may be offered and sold by selling shareholders named in the Registration Statement. The Debt Securities, the Preferred Stock, the Primary Offering Common Stock, the Rights, the Warrants, the Units, the Depositary Shares and the Purchase Contracts include any additional securities that may be registered by the Company, and the Guarantees include any additional guarantees of the Debt Securities that may be registered by the Co-Registrants, pursuant to any subsequent registration statement that the Company and the Co-Registrants may hereafter file with the Commission pursuant to Rule 462(b) (as prescribed by the Commission pursuant to the Securities Act) in connection with the primary offerings contemplated by the Registration Statement.

In rendering this opinion, we have reviewed copies of the following documents:

I.                                        the Registration Statement and form of preliminary prospectus included therein;

II.                                   the form of Indenture, which is governed by the laws of the State of New York; and

III.                              the organizational and governing documents of each Liberian Co-Registrant listed on Schedule 1 hereto.

We have also examined originals or copies of such company records of the Liberian Co-Registrants, certificates of managers of the Liberian Co-Registrants, certificates of public officials and such other documents as we have deemed relevant or necessary for the purpose of rendering the opinions expressed herein. As to questions of fact material to those opinions, we have, to the extent we deemed appropriate, relied on certificates of managers of the Liberian Co-Registrants. We have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies thereof, the due authorization, execution and delivery by the parties thereto other than the Liberian Co-Registrants of all documents examined by us, and the legal capacity of each individual who signed any of those documents.  We have not independently verified the facts so relied on.

Based upon the foregoing, and subject to the qualifications, limitations and assumptions set forth herein, we are of the opinion that:

1.  Each Liberian Co-Registrant listed on Schedule 1 hereto has the power and authority, limited liability company or otherwise, to issue  Guarantees.

2. When the terms relating to any Guarantee of a Liberian Co-Registrant have been duly adopted and established in accordance with applicable law and the governing documents of the applicable Liberian Co-Registrant, such Guarantee will be duly authorized by the applicable Liberian Co-Registrant.

3.   Each Liberian Co-Registrant listed on Schedule 1 hereto is validly existing and in good standing under the laws of the Republic of Liberia.

We express no opinion as to any laws other than the laws of the Republic of Liberia as in effect on the date hereof (the “Relevant Laws”) and express no opinion as to any Guarantee of a Co-Registrant other than a Liberian Co-Registrant.

The opinions expressed herein are based upon the Relevant Laws and interpretations thereof in effect on the date hereof, and the facts and circumstances in existence on the date hereof, and we assume no obligation to revise or supplement this opinion letter should any such law or interpretation be changed by legislative action, judicial decision or otherwise or should there be any change in such facts or circumstances.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus included in the Registration Statement.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or 1933, as amended, or the rules and regulations promulgated thereunder.  Kramer Levin Naftalis & Frankel LLP may rely on this opinion for purposes of rendering a legal opinion to the Company in connection with the Registration Statement.

Sincerely yours,

/s/ Norton Rose Fulbright US LLP
Norton Rose Fulbright US LLP

Schedule 1

Liberia — Co-Registrants

GMR Agamemnon LLC

GMR Defiance LLC

GMR Harriet G LLC

GMR Kara G LLC

GMR Strength LLC